Exhibit 10.7

EXECUTION VERSION

SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of [●], 2019 (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, the “Agreement”), is made and entered into by and among:

(a)	HEALTHY HARMONY GP, INC., an exempted company incorporated with limited liability under the laws of the Cayman Islands and the general partner of HHH (defined below) (the “General Partner”); and

(b)	the Persons set forth on Schedule 1 hereto (each a “Shareholder” and collectively, the “Shareholders”).

The General Partner and the Shareholders are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement (defined below). Section 1.3 (Interpretation and Rules of Construction) of the Transaction Agreement shall apply, mutatis mutandis, to this Agreement.

RECITALS

WHEREAS, as of the date hereof, each Shareholder is the holder, beneficially (as defined in Rule 13d-3 under the Securities Exchange Act) or of record, of the number and type of NFC Shares set forth opposite such Shareholder’s name on Schedule 1 (all such NFC Shares, together with any New Subject Shares (as defined below), collectively, such Shareholder’s “Subject Shares”) and, as of the date hereof, has either sole or shared voting power over such number of shares of Subject Shares as are indicated on Schedule 1;

WHEREAS, the General Partner, New Frontier Corporation (“NFC”) and certain other parties are entering into that certain transaction agreement, dated on or about the date hereof (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, the “Transaction Agreement”, and the transactions contemplated therein, the “Acquisition Transaction”) relating to a proposed business combination involving NFC, Healthy Harmony Holdings, L.P. (“HHH”) and/or their respective Affiliates to be effected on the terms and subject to the conditions set forth in the Transaction Agreement;

WHEREAS, NFC, the General Partner and HHH have required that each Shareholder, and each Shareholder (in the Shareholder’s capacity as a holder of Subject Shares) has agreed to, enter into this Agreement; and

WHEREAS, the Shareholders acknowledge that NFC, the General Partner and HHH are entering into the Transaction Agreement in reliance on the representations, warranties and covenants and other agreements of the Shareholders set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, hereby agree as follows:

Article I

VOTING AGREEMENT; NO REDEMPTION

Section 1.1           Voting of Subject Shares. Each Shareholder irrevocably and unconditionally agrees that, at every NFC Shareholders Meeting, however called, and at every adjournment, postponement and recess thereof (or pursuant to a written consent if the NFC Shareholders act by written consent in lieu of a meeting), it shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote such Shareholder’s Subject Shares, (a) in favor of: (i) approval of each of the Transaction Proposals, (ii) any proposal to adjourn, postpone and/or recess the meeting to a later date, if there are not sufficient votes for the approval of the Transaction Proposals on the date on which such meeting is held, and (iii) any other proposal included in the Proxy Statement in connection with, or related to, the Acquisition Transaction for which the NFC Board has recommended that the NFC Shareholders vote in favor and (b) against (i) any Business Combination with any Person other than the General Partner and HHH, and (ii) any action that would be a breach of the Parent Parties’ representations, warranties, covenants or agreements in the Transaction Agreement. The obligations of each Shareholder specified in this Section 1.1 shall apply whether or not the board of directors of NFC shall have effected a Change in Recommendation.

Section 1.2           No Inconsistent Arrangements. Except as expressly provided for or expressly permitted herein, no Shareholder may, directly or indirectly, without the General Partner’s prior written consent, (a) create any Lien, other than restrictions imposed by applicable Law, on any Subject Share of such Shareholder, (b) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any contract with respect to any Transfer of such Shareholder’s Subject Shares or any voting or economic interest therein, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to such Shareholder’s Subject Shares, (d) deposit or permit the deposit of such Shareholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shareholder’s Subject Shares, or (e) take any action that would make any representation or warranty of such Shareholder herein untrue or incorrect, or have the effect of preventing the Shareholder from performing such Shareholder’s obligations hereunder. Notwithstanding the foregoing, any Shareholder may make Transfers of such Shareholder’s Subject Shares (x) by will, operation of law, or for estate planning or charitable purposes, (y) to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current or former partners (general or limited), members or managers of such Shareholder, as applicable, or to the estates of any such stockholders, affiliates, partners, members or managers, or to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with such Shareholder, or (z) if such Shareholder is a trust, to any beneficiary of such Shareholder or the estate of any such beneficiary; provided that in each such case, (i) the Subject Shares shall continue to be bound by this Agreement and each transferee agrees in writing, addressed to the General Partner and in a form reasonably satisfactory to the General Partner, to be bound by the terms and conditions of this Agreement as if it were an original party hereto, and (ii) either such Shareholder or the transferee provides the General Partner with a copy of such agreement promptly upon consummation of any such Transfer. Each Shareholder hereby irrevocably and unconditionally revokes any and all previous proxies and attorneys in fact with respect to the Subject Shares. Any Transfer or attempted Transfer of any Subject Shares in violation of this Agreement shall, to the fullest extent permitted by Law, be null and void ab initio.

Section 1.3           No Redemption. Each Shareholder hereby irrevocably and unconditionally agrees not to seek redemption of any Subject Shares in connection with the Transaction Proposals.

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Section 1.4           Documentation and Information. Each Shareholder shall permit and hereby authorizes NFC to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that NFC determines to be necessary or desirable in connection with the Transaction Agreement or the Acquisition Transaction, such Shareholder’s identity and ownership of the Subject Shares and the nature of such Shareholder’s commitments and obligations under this Agreement. NFC shall be a third party beneficiary of this Section 1.4.

Section 1.5           Additional Purchases. Each Shareholder agrees that any Subject Shares that it purchases or otherwise hereinafter acquires or with respect to which it otherwise acquires sole or shared voting power after the execution of this Agreement (the “New Subject Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Subject Shares set forth on Schedule 1 attached hereto.

Article II

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder represents and warrants to the General Partner, as to himself/herself/itself only, that:

Section 2.1           Authorization; Binding Agreement. Such Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. Such Shareholder has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by such Shareholder, and constitutes a valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other legal requirements relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity).

Section 2.2           Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement by such Shareholder will (a) conflict with or result in any breach of any provision of the Organizational Documents of such Shareholder, (b) require any filing with, or the obtaining of any consent or approval of, any Governmental Entity or any third party on the part of such Shareholder, (c) result in a violation of or a default (or give rise to any right of termination, cancellation, acceleration or loss of right) under, any of the terms, conditions or provisions of any contract to which such Shareholder is party, (d) result in the creation of any Lien upon any of the properties or assets of such Shareholder, or (e) violate any Law or Order applicable to such Shareholder, except, in the case of clauses (b), (c), (d) and (e) above, as would not, individually or in the aggregate, reasonably be expected to impair such Shareholder’s ability to perform its obligations under this Agreement in any material respect.

Section 2.3           Ownership of Subject Shares; Total Shares. Such Shareholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such Shareholder’s Subject Shares and has good and marketable title to such Subject Shares free and clear of any Lien (including any restriction on the right to vote or otherwise transfer such Subject Shares), except (a) as provided hereunder, or (b) pursuant to any applicable restrictions on transfer under the Securities Act. Such Shareholder’s Subject Shares constitute all of the NFC Shares owned by such Shareholder as of the date hereof. Except pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Shareholder’s Subject Shares.

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Section 2.4           Voting Power. Such Shareholder has full voting power, with respect to such Shareholder’s Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Shareholder’s Subject Shares. None of such Shareholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder or pursuant to the forward purchase agreements as disclosed in, and in the form filed as Exhibit 3.2 to, the Registration Statement on Form S-1 of NFC filed with the SEC on June 4, 2018 or the deed of waiver to forward purchase agreements as disclosed in, and in the form filed as Exhibit 10.10 to, Amendment No. 3 to the Registration Statement on Form S-1 of NFC filed with the SEC on June 22, 2018.

Section 2.5           Reliance. Such Shareholder has had the opportunity to review the Transaction Agreement and this Agreement with counsel of such Shareholder’s own choosing. Such Shareholder understands and acknowledges that NFC, the General Partner and HHH are entering into the Transaction Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement.

Section 2.6           Absence of Litigation. With respect to such Shareholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of such Shareholder, threatened against, such Shareholder or any of such Shareholder’s properties or assets (including such Shareholder’s Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of such Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

Article III

REPRESENTATIONS AND WARRANTIES OF THE GENERAL PARTNER

The General Partner represents and warrants to the Shareholders that:

Section 3.1           Organization; Authorization. The General Partner is an exempted company incorporated with limited liability under the laws of the Cayman Islands. The consummation of the transactions contemplated hereby are within the General Partner’s corporate powers and have been duly authorized by all necessary corporate actions on the part of the General Partner. The General Partner has full power and authority to execute, deliver and perform this Agreement.

Section 3.2           Binding Agreement. This Agreement has been duly authorized, executed and delivered by the General Partner and constitutes a valid and binding obligation of the General Partner enforceable against the General Partner in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other legal requirements relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity).

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Section 3.3           Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement by the General Partner will (a) conflict with or result in any breach of any provision of the Organizational Documents of the General Partner, (b) require any filing with, or the obtaining of any consent or approval of, any Governmental Entity or any third party on the part of the General Partner, (c) result in a violation of or a default (or give rise to any right of termination, cancellation, acceleration or loss of right) under, any of the terms, conditions or provisions of any contract to which the General Partner is party, (d) result in the creation of any Lien upon any of the properties or assets of the General Partner, or (e) violate any Law or Order applicable to the General Partner, except, in the case of clauses (b), (c), (d) and (e) above, as would not, individually or in the aggregate, reasonably be expected to impair the General Partner’s ability to perform its obligations under this Agreement in any material respect.

Article IV

MISCELLANEOUS

Section 4.1           Termination. This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the earliest of (a) as to each Shareholder, the written consent of the General Partner and such Shareholder, (b) the consummation of the Acquisition Transaction, and (c) the date on which the Transaction Agreement is terminated in accordance with its terms. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 4.1 shall prevent any party from seeking any remedies (at law or in equity) against any other party or relieve any party from liability for any breach of this Agreement prior to termination hereof, and (ii) the provisions of this Article IV shall survive any termination of this Agreement. Notwithstanding the foregoing, if the Transaction Agreement is terminated pursuant to Section 9.1(c) or Section 9.1(d) thereof, and such termination of the Transaction Agreement is due to or arises from any breach by any Shareholder of any of its representations, warranties, covenants and agreements herein, this Agreement shall survive such termination of the Transaction Agreement and shall terminate upon the date falling twelve (12) months after such termination of the Transaction Agreement.

Section 4.2           Fees and Expenses. Except as set forth in the Transaction Agreement, each Party shall be responsible for and pay their own fees, costs and expenses incurred in connection herewith and the transactions contemplated hereby, including the fees, costs and expenses of their financial advisors, accountants and counsel.

Section 4.3           Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile transmission) and shall be given, (a) if to the General Partner, in accordance with the provisions of the Transaction Agreement, and (b) if to the Shareholder, to the Shareholder’s address set forth on a signature page hereto, or to such other address as the Shareholder may hereafter specify in writing to the General Partner for such purpose.

Section 4.4           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

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Section 4.5           Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any Party without the prior written consent of the other Parties.

Section 4.6           Third Party Beneficiaries. Except as expressly provided otherwise herein, this Agreement is exclusively for the benefit of the Parties, and their respective successors and permitted assigns and shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right, in each case whether by virtue of the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) or any similar law in other jurisdiction to enforce any of the terms to this Agreement.

Section 4.7           Entire Agreement. This Agreement (including the Schedule attached hereto) and the Transaction Agreement and the other agreements contemplated thereby constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement. Each Party acknowledges and agrees that, in entering into this Agreement, such Party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement (including the Schedule attached hereto).

Section 4.8           Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) or matters (including matters of validity, construction, effect, performance and remedies) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed exclusively in accordance with the Laws of the Hong Kong Special Administrative Region (“Hong Kong”) (without giving effect to any choice of law principles thereof that would cause the application of the Laws of another jurisdiction).

Section 4.9           Dispute Resolution. Any dispute, controversy or claim (including any dispute relating to the existence, validity, interpretation, performance, breach or termination of this Agreement or any dispute regarding non-contractual obligations arising out of or relating to this Agreement) shall be referred to and finally resolved in accordance with the ICC Rules of Arbitration by a panel of three arbitrators. The arbitral award shall be final and binding upon all Parties. The seat of arbitration shall be in Hong Kong. The language of arbitration shall be English. The governing law of this arbitration clause shall be the Laws of the Hong Kong Special Administrative Region. The Parties agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the Parties or over the Parties’ assets wherever the same may be located. To the extent that any Party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from any jurisdiction or any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, execution of judgment or otherwise) with respect to itself or any of its assets, whether or not held for its own account, such Party hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in any disputes, controversies or claims arising out of or relating to this Agreement, including in any judicial proceedings ancillary to an arbitration hereunder, including without limitation immunity from any judicial proceeding to compel arbitration, for interim relief in aid of arbitration, or to enforce any arbitral award, immunity from service of process, immunity from jurisdiction of any court, and immunity of any of its property from execution. Nothing in this Section 4.9 shall be construed as preventing any Party from seeking an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction pursuant to Section 4.10 pending final determination of the dispute by the arbitral tribunal.

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Section 4.10         Specific Performance. The Parties acknowledge that the rights of each Party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at law. Accordingly, the Parties agree that any non-breaching Party may have the right to seek to enforce its rights and any other Party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching Party to cause the other Party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each Party further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

Section 4.11         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement.

Section 4.12         Amendments. This Agreement may be amended, modified or supplemented at any time only by the written consent of all of the Parties hereto, and any amendment, modification or supplement so effected shall be binding on all of the Parties hereto.

Section 4.13         Rights Cumulative. Except as otherwise expressly limited by this Agreement, all rights and remedies of each of the Parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or Law.

Section 4.14         Capacity as Shareholder. Each Shareholder signs this Agreement solely in such Shareholder’s capacity as an NFC Shareholder, and not in such Shareholder’s capacity as a director, officer or employee of NFC or in such Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent or other representative of any Shareholder or by any Shareholder that is a natural person, in each case, in his or her capacity as a director or officer of NFC.

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Section 4.15         Further Assurances. Each of the Parties shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED	)
by HEALTHY HARMONY GP, INC.	)

By:
Name:
Title:

in the presence of:

Name:

Address:

[Project Unicorn—Signature Page to Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED	)
by [SHAREHOLDER]	)

By:
Name:
Title:

in the presence of:

Name:

Address:

Address for Notice: